SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2018

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 6, 2018, Prime Meridian Holding Company’s (the “Company”) wholly-owned subsidiary, Prime Meridian Bank (the “Bank”), entered into a Retail Lease (the “Lease”) at its Timberlane location with the new owner of the property, LG Tallahassee Market Square, LLC (the “Landlord”). The Lease allows for the operation of a full-service banking office at 1471 Timberlane Road, Tallahassee, Florida 32312. The term of the Lease is 15 years, with four options to renew for five years each. The Lease requires the Landlord to seek approval from the City of Tallahassee for a lot line adjustment. Once this approval is received, the Landlord has six months from the approval date to deliver notice and proof of a Certificate of Completion (the “Delivery Date”), certifying that the Landlord’s improvement obligations are complete. The new rent obligations will commence 120 days after the Delivery Date (the “Rent Commencement Date”) and are as follows:

Years	Annual Rent Amount
1-5	$294,000
6-10	$323,400
11-15	$355,740

Prior to the Rent Commencement Date, the Bank will pay rent in accordance with its prior lease as disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2017. The Lease is a fully net lease, with the Bank separately paying real and personal property taxes, all special and third party assessments, common area maintenance charges, maintenance costs, and insurance expenses.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Retail Lease by and between LG Tallahassee Market Square, LLC and Prime Meridian Bank, dated as of August 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ R. Randy Guemple
R. Randy Guemple
Chief Financial Officer and Executive Vice President

Date: August 7, 2018